Integra LifeSciences Announces Definitive Agreement to Acquire Surgical Innovation Associates (SIA) and Plans for $150 Million Share Repurchase

Acquisition will add distinct new product solution for plastic and reconstructive surgery to address clinical needs and improve patient outcomes

Deploys capital to support strong profitable growth and greater returns for our shareholders

PRINCETON, N.J., December 1, 2022 (GLOBE NEWSWIRE) -- Integra LifeSciences Holdings Corporation (NASDAQ:IART), a leading global medical technology company, today announced that it entered into a definitive agreement to acquire Surgical Innovation Associates (SIA), which develops, markets and sells DuraSorb®, a resorbable synthetic matrix for plastic and reconstructive surgery. This acquisition will advance Integra’s global strategy in breast reconstruction, expanding plans to access the U.S. market with devices specifically approved by the FDA for use in implant-based breast reconstruction (IBBR) procedures. The transaction is expected to close by the end of the year, subject to the satisfaction of customary conditions.

The addition of DuraSorb’s resorbable synthetic technology will further strengthen Integra’s plastic and reconstructive surgery portfolio, which includes SurgiMend® PRS, a xenograft surgical matrix. Today, there are no surgical matrices approved by the FDA specifically for use in IBBR. With SurgiMend® PRS, Integra is the first and, to date, the only manufacturer to submit a pre-market approval (PMA) application for a surgical matrix for use as soft tissue support in IBBR. Integra’s PMA application for SurgiMend is currently under review with the FDA. Concurrently, SIA is conducting an investigational device exemption study in the U.S. evaluating the safety and effectiveness of DuraSorb with the goal of obtaining a PMA in IBBR.

“The global breast reconstruction market represents an attractive growth opportunity for our surgical reconstruction business,” said Robert T. Davis, Jr., executive vice president and president, Tissue Technologies, Integra LifeSciences. “By offering two distinct product solutions, SurgiMend and DuraSorb, to plastic and reconstructive surgeons, we aim to address various clinical, contracting, and economic needs across different sites of care. We look forward to welcoming the SIA leadership and colleagues who will continue to drive the team’s success.”

According to Breastcancer.org, one in eight women will develop breast cancer in her lifetime. For women undergoing a mastectomy and opting for a breast reconstruction procedure today, surgical matrices are commonly used to provide support in a majority of IBBR procedures. Shifts in procedural techniques and trends towards value-based care are expected to increasingly favor xenograft and resorbable synthetic matrices in IBBR surgeries.

“We are excited to work with Integra and contribute our resorbable synthetic technology to its strong soft tissue reconstruction capabilities, with a view to providing surgeons with greater access to FDA-approved devices to support breast reconstruction,” said Josh Vose, M.D., chief executive officer, SIA. “Integra’s global reach and commercial strength will help enable us to achieve our joint mission to improve outcomes in women’s health.”

Financial Highlights
Integra will purchase SIA for $50 million at closing, subject to customary purchase price adjustments, and pay up to an additional $90 million upon the achievement of certain revenue and regulatory milestones. The acquisition is expected to support Integra's long-term organic growth and financial goals. Integra does not expect this acquisition to have a material financial impact in 2022. The transaction is expected to be dilutive to adjusted earnings per share by approximately $0.06 in Year 1 and accretive to earnings in Year 3, with a return on invested capital greater than 10% by Year 5.

2022 revenue for DuraSorb is expected to be approximately $5 million. Following closing of the transaction, DuraSorb sales will be reported within Integra’s Tissue Technologies segment as part of its Wound Reconstruction and Care franchise along with Integra’s SurgiMend product, which is expected to record 2022 revenues of approximately $45 million.

Share Repurchase Program
The company is planning a $150 million share repurchase as a part of a previous approval by the board of directors. The company may repurchase shares at its discretion, subject to applicable regulatory and other legal requirements. The number of shares to be repurchased and the timing of such transactions will depend on a variety of factors, including market conditions, regulatory requirements, and other corporate considerations, and could be suspended or discontinued at any time as determined by management.

Commencement of share repurchases is expected to occur in early 2023 and the company may utilize various methods to make the repurchases. The benefit of the share repurchases to adjusted earnings per share is expected to largely offset the first year of earnings dilution from the acquisition of SIA.

“The SIA acquisition will bring us another step closer to reaching our ambition of becoming a global segment leader and innovator in breast reconstruction with future FDA approvals, investment in pipeline and evidence generation,” said Jan De Witte, president and CEO, Integra LifeSciences. “Moreover, our ability to reinvest for growth and repurchase shares reflects the strength of our balance sheet and our commitment to creating shareholder value.”

Advisors
BofA Securities acted as exclusive financial advisor to SIA.

Wyrick Robbins acted as legal advisor to Integra and Proskauer served as legal advisor to SIA.

About Integra LifeSciences
Integra LifeSciences is a global leader in regenerative tissue technologies and neurosurgical solutions dedicated to limiting uncertainty for clinicians so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, BioD™, CerebroFlo®, CereLink® Certas® Plus, Codman®, CUSA®, Cytal®, DuraGen®, DuraSeal®, Gentrix®, ICP Express®, Integra®, Licox®, MAYFIELD®, MediHoney®, MicroFrance®, MicroMatrix®, NeuraGen®, PriMatrix®, SurgiMend®, TCC-EZ® and VersaTru®. For the latest news and information about Integra and its products, please visit integralife.com.
About Surgical Innovation Associates (SIA)
Surgical Innovation Associates, Inc (SIA) is a Northwestern University spin-out founded in 2016 by Alexei Mlodinow, Todd Cruikshank, and technology inventor Dr. John Kim. The company is focused on introducing a new gold standard for soft tissue support in plastic and reconstructive surgery. Having achieved a 510k for DuraSorb Monofilament Mesh in 2018, a CE mark in 2019, and an Investigational Device Exemption in 2020, the company has both commercial and experimental products in the United States and several other markets. Learn more at sia.health

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements related to the Company’s expectations with respect to the closing of the transaction, the anticipated financial and operational impact and benefit of the acquisition and the repurchase of the Company’s common stock, including the timing of any purchases under the Company’s authorized stock repurchase program and the expected benefits realized from any such share repurchase. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ from predicted results. These risks and uncertainties include the price of the Company’s common stock, general market conditions, access to credit or debt capital markets, applicable securities laws and alternative uses of capital and other factors beyond the Company's control and the economic, competitive, governmental, technological, and other factors identified under the heading "Risk Factors" included in item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2021, and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as the date thereof, and the Company undertakes no obligation to update or revise the forward- looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:
Investor Relations:
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chris.ward@integralife.com

Media:
Laurene Isip (609) 208-8121
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